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                                                                Exhibit 21


                              PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                         SUBSIDIARIES OF THE REGISTRANT

The Registrant is PPG Industries, Inc. There are no subsidiaries for which separate financial statements are filed or included in group financial statements filed for unconsolidated subsidiaries. Material subsidiaries included in the 1997 consolidated financial statements of the Company are:

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                                                          Percentage of
                                                           Voting Power
                                                           ------------
Domestic:
 Market View, Inc. - Delaware ...........................      100.00%
 PPG Architectural Finishes, Inc. - Delaware.............      100.00
 PPG Industries International, Inc.- Delaware............      100.00
 PPG Industries Securities, Inc. - Delaware..............      100.00
 Transitions Optical, Inc. - Delaware....................       51.00

Canadian:
 PPG Canada Inc. - Canada................................      100.00

European:
 Max Meyer Duco S.P.A. - Italy...........................      100.00
 PPG Holdings (U.K.) Limited - United Kingdom............      100.00
 PPG Holdings B.V. - The Netherlands.....................      100.00
 PPG Iberica, S.A. - Spain...............................       60.00
 PPG Industries Fiber Glass B.V. - The Netherlands.......      100.00
 PPG Industries France - France..........................      100.00
 PPG Industries Glass S.A. - France......................      100.00
 PPG Industries Lacke GmbH - Germany.....................      100.00
 PPG Industries Lackfabrik GmbH - Germany................      100.00
 PPG Industries Italia S.r.l. - Italy....................      100.00
 PPG Industries (U. K.) Limited - England................      100.00
 PPG Industries Chemicals B.V. - The Netherlands.........      100.00
 Transitions Optical Limited - Ireland ..................       51.00
 PPG Packaging Coatings - The Netherlands................      100.00
 PPG - Sipsy S.C.A. - France.............................      100.00

Subsidiaries in other areas:
 PPG Automotive Products S.A. - Argentina................      100.00
 PPG Autotintas S.A. - Argentina.........................      100.00
 PPG C.I. Co. Ltd. - Japan...............................       51.00
 PPG Coatings (Hong Kong) Co. Ltd. - Hong Kong...........       60.00
 PPG - Feng Tai, Ltd. - Hong Kong........................       55.00
 PPG Industrial do Brasil - Brazil.......................      100.00
 PPG Industries Asia/Pacific Ltd.- Japan.................      100.00
 PPG Industries Argentina S.A. - Argentina...............      100.00
 PPG Industries de Mexico, S.A. de C.V. - Mexico.........      100.00
 PPG Industries Taiwan Ltd. - Taiwan.....................       55.00
 Taiwan Chlorine Industries Ltd. - Taiwan................       60.00

Partnerships:
 Glass Plaza Associates - Pennsylvania...................      100.00

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